EXHIBIT 8.1
Simpson Thacher & Bartlett llp
425 Lexington Avenue
New York, N.Y. 10017-3954
(212) 455-2000
___
Facsimile (212) 455-2502

Direct Dial Number	E-Mail Address
December 15, 2006
Re: Issuance and Sale of 4.25% Senior Convertible Notes
due 2036 by Ford Motor Company
Ford Motor Company
One American Road
Dearborn, MI 48126
Ladies and Gentlemen:
We have acted as counsel to Ford Motor Company, a Delaware corporation (the “Corporation”), in connection with the issuance and sale of $4,950,000,000 aggregate principal amount of 4.25% Senior Convertible Notes due 2036 by the Corporation (the “Notes”) issued pursuant to the Indenture, dated as of January 30, 2002, between the Corporation and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 15, 2005 (the “Indenture”). The Notes will be offered for sale to investors pursuant to the Corporation’s Prospectus (as defined below).
In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement on Form S-3 (File No. 333-75214) (the “Registration Statement”) filed by the Company, Ford Motor Company Capital Trust II, Ford Motor Company Capital Trust III and Ford Motor Company Capital Trust IV under the Securities Act of 1933, as amended (the “Securities Act”), and the related Registration Statement on Form S-3 (File No. 333-139149) filed by the Company pursuant to Rule 462(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, as they became effective under the Securities Act; (ii) the Company’s prospectus, dated January 24, 2002 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated December 6, 2006 (together with the Base Prospectus, the

“Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; (iii) the Indenture; and (iv) a form of the Notes. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Corporation and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In rendering the opinions described below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the transactions related to the issuance of the Notes will be consummated in accordance with the terms of the documents and forms of documents described herein.
Based upon the foregoing, and subject to the qualifications and limitations stated herein and in the Prospectus, we are of the opinion that the statements set forth in the Prospectus under the caption “Certain United States Federal Income and Estate Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Notes and that our opinion is not binding on the Internal Revenue Service or courts, any of which could take a contrary position. We do not express any opinion herein concerning any law other than the federal law of the United States.
We hereby consent to the filing of this opinion letter as an exhibit to the Corporation’s Form 8-K (which is deemed incorporated by reference into the Prospectus constituting part of the Registration Statement) and to the use of our name under the caption “Legal Matters” in the Prospectus.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP